SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2011

Skinvisible, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-25911	88-0344219
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6320 South Sandhill Road Suite 10, Las Vegas, NV	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-433-7154

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – Other Items

Item 8.01 Other Items

On September 30, 2011, Skinvisible, Inc. (the “Company”) filed a complaint in the United States District Court for the District of Nevada (the “Court”), against Sunless Beauty, Ltd., Angie Trelstad, TMTA, LLC, and Norvell Skin Solutions, LLC (collectively, the “Defendants”), alleging patent infringement on the Company’s patents: U.S. Patent 6,756,059 B2, 7,674,471 B2, and 6,582,683 B2 (the “Patents”), trademark infringement, misappropriation of trade secrets, and breach of the License Agreement the Company entered into October 31, 2007 with Sunless Beauty, Ltd. The Company is seeking, among other things, the following relief from the Court against the Defendants:

▪  For an order declaring that Defendants have infringed one or more claims of the Patents;

▪  For an order declaring that Defendants have infringed on the Company’s trademarks;

▪  For an order declaring that Defendants have willfully misappropriated the Company’s trade secrets;

▪  A preliminary and permanent injunction against Defendants prohibiting each of them from further infringement of the Patents and the Company’s trademarks and trade secrets;

▪  For an order declaring that Sunless Beauty Ltd. and Angie Trelstad have breached the License Agreement;

▪  An award of damages the Company has suffered by reason of the allegations charged in the complaint;

▪  An award to the Company of its costs and attorneys’ fees;

▪  Such other relief as the Court may deem just and proper.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skinvisible, Inc.

/s/ Terry Howlett

Terry Howlett

Chief Executive Officer

Date: October 4, 2011

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